Exhibit 99.1

H. Michael Krimbill

5620 E. 114th Street

Tulsa, Oklahoma 74137

(918) 629-0841

January 10, 2007

Via Email Delivery & Original via U.S. Mail

Ray C. Davis

2838 Woodside Street

Dallas, Texas 75204

Kelcy L. Warren

2838 Woodside Street

Dallas, Texas 75204

RE:	Energy Transfer Partners, L.P. (the “Partnership”)

Dear Ray and Kelcy:

This letter is to advise you that as of 5:00 p.m. today, January 10, 2007, I am resigning as a director of the Partnership. In light of my submission to you of my letter of resignation as an executive officer of the Partnership and its subsidiaries earlier today, I have concluded that it is in the best interests of the Partnership, as well as my own, that I also resign my position as a director.

As always, I will continue to be an avid supporter of the Partnership. The Partnership has put together a great collection of assets and has a talented group of persons managing them. I wish them both continued success in the future.

Sincerely,

/s/ H. Michael Krimbill
H. Michael Krimbill

To: The Board of Directors

I hereby resign as a director of Energy Transfer Partners, L.P. effective as of 5:00 p.m. on Wednesday, January 10, 2007.

/s/ H. Michael Krimbill
H. Michael Krimbill

H. Michael Krimbill

5620 E. 114th Street

Tulsa, Oklahoma 74137

(918) 629-0841

January 10, 2007

Via Email Delivery & Original via U.S. Mail

Ray C. Davis

2838 Woodside Street

Dallas, Texas 75204

Kelcy L. Warren

2838 Woodside Street

Dallas, Texas 75204

RE:	Energy Transfer Partners, L.P. (the “Partnership”)

Dear Ray and Kelcy:

I have spent a great deal of time considering recent developments, and following a lengthy deliberation, including discussions with my family, I have concluded that it is in my best interest to resign and pursue other business interests. Therefore, I will resign as an executive officer of the Partnership and its subsidiaries, effective as of 5:00 p.m. today, January 10, 2007. I have carefully considered the impact of my resignation, and have approached it in such a manner that I feel is the least disruptive to the Partnership and its continued operations. I am willing to continue as an employee until such time as we mutually agree that an orderly transition can be made. My initial thoughts are that such period be somewhere between 4-6 weeks. In addition, I am willing to discuss additional arrangements beyond that time if you believe my consultation is needed by the Partnership.

My decision to resign at this time has not been easy. It has been an exciting and fast paced three years since the merger of the propane and midstream operations; a vision we had that others have since copied. During that time the Partnership has experienced tremendous growth while accumulating one of the best collection of assets in the industry. The steps that have been taken to improve the Partnership’s balance sheet, obtain investment grade ratings and establish access to public financing sources will continue to provide the Partnership with opportunities for future growth.

During the time since the merger, I have tried to ensure that communication between management and the Partnership’s multiple offices has been free flowing. In addition, I have supported implementing internal controls, policies and processes that any multi-billion dollar enterprise requires in order to be successful.

I am proud of my nearly 17-year tenure with the Partnership and its predecessors. During that time, I have constantly strived to maintain the highest standards of honesty and integrity, which I believe has resulted in a positive reputation for the Partnership. The Partnership has achieved tremendous success in a relatively short period of time, and I am thankful that I had the opportunity to work with so many people who have contributed to its success.

Sincerely,

/s/ H. Michael Krimbill
H. Michael Krimbill

To: The Board of Directors

I hereby resign as an executive officer of Energy Transfer Partners, L.P. and its subsidiaries, effective as of 5:00 p.m. on Wednesday, January 10, 2007.

/s/ H. Michael Krimbill
H. Michael Krimbill